SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        MERCANTILE BANKSHARES CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       MERCANTILE BANKSHARES CORPORATION

                               TWO HOPKINS PLAZA
                           BALTIMORE, MARYLAND 21201





TO THE STOCKHOLDERS:


     The Annual Meeting of Stockholders of Mercantile Bankshares Corporation ("Mercshares") will be held at 10:30 a.m. on April 25, 2001, in the Boardroom of Mercantile-Safe Deposit and Trust Company, Two Hopkins Plaza, Baltimore, Maryland, for the following purposes:

   1. To elect five Class II Directors and one Class I Director.

   2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit the financial statements of Mercshares for 2001.

   3. To transact such other business as may be properly brought before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 16, 2001, will be entitled to receive notice of, and vote at, this meeting.



     These matters are explained more fully in the enclosed Proxy Statement.


EACH STOCKHOLDER IS CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT AND TO VOTE IN PERSON IF YOU ATTEND THE MEETING.




                                        ALAN D. YARBRO
                                         General Counsel and Secretary


Dated: March 23, 2001

                       MERCANTILE BANKSHARES CORPORATION

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by Mercantile Bankshares Corporation ("Mercshares") to be used in voting at the Annual Meeting of Stockholders on April 25, 2001, and at any adjournments thereof.

     Holders of shares of Common Stock of Mercshares ("Common Stock") of record at the close of business on March 16, 2001, will be entitled to vote at the meeting. The Common Stock is entitled to one vote per share. The number of shares of outstanding Common Stock as of January 31, 2001, entitled to vote is 71,119,516 shares. As of that date, to the best of the knowledge of the management of Mercshares, no person owned beneficially more than five percent of the outstanding shares of the Common Stock.

     Unless otherwise instructed, it is intended that the shares represented by valid proxies will be voted for the election of the five persons named below as nominees to serve as Class II Directors and one person nominated to serve as a Class I Director, and for the ratification of the appointment of auditors.


                             ELECTION OF DIRECTORS

     The number of Directors of Mercshares is currently fixed at 14. Pursuant to Maryland law, the Board of Directors is divided into three classes. Five Class II Directors are nominated for election to serve for three year terms until the Annual Meeting in 2004 and until their successors are elected and qualify, and one Class I Director is nominated for election to serve for a two year term until the Annual Meeting in 2003 and until his successor is elected and qualifies. The Class III Directors and the remaining Class I Directors serve until, respectively, the 2002 and 2003 Annual Meetings of Stockholders. Officers are elected annually by the Board to serve for such periods of time as the Board determines.

     It is not expected that any of the nominees named herein will be unavailable for election, but if a nominee should be unable to serve, the shares represented by the enclosed proxy may be voted for a substitute nominee to be designated by management. Mercshares owns 100% of the capital stock of Mercantile-Safe Deposit and Trust Company ("Merc-Safe"). As indicated below, all of the Directors of Mercshares are Directors of Merc-Safe. All nominees previously have been elected Directors of Mercshares by the stockholders, except for Edward J. Kelly, III, and James L. Shea.

     The Board of Directors of Mercshares meets regularly five times each year and is subject to call for special meetings. The Board met at its five regular meetings and at two special meetings in 2000. The Executive Committee of the Board of Directors held no meetings in 2000. The members of this Committee are indicated in the list of Directors below.

     Mercshares has an Audit Committee and a Compensation Committee which are comprised solely of non-officer Directors and are elected annually by the Board. The members of these Committees are indicated in the list of Directors below. Mercshares has no nominating committee.

     The Audit Committee recommends to the Board the persons or firms to be employed as independent public accountants, consults with the independent public accountants with respect to their independence, the scope of their audit, the proposed fee and the reports to be rendered, reviews such audit reports and the internal audit programs of Mercshares and its affiliates. The Audit Committee discusses with management and the independent accountants the financial statements included in the annual report on Form 10-K and performs other functions described in its charter. The Audit Committee held five meetings in 2000.

     The Compensation Committee performs the functions described in the Report of the Compensation Committee. It held five meetings in 2000.

     The names of the nominees and Directors, their ages as of April 25, 2001, their principal occupations and business experience for the past five years, the number of shares of Common Stock deemed under certain federal securities laws to be "beneficially owned" by each as of January 31, 2001, and certain other information, are set forth below. In some instances, "beneficial ownership" of shares may be deemed to exist by reason of voting or investment power even though other persons, such as a family trust or family members, have the economic interest in the shares, and in certain instances "beneficial ownership" may be disclaimed by a nominee or Director.

     Effective March 1, 2001, Edward J. Kelly, III, was elected by the Boards of Directors of Mercshares and Merc-Safe, respectively, to succeed H. Furlong Baldwin as President and Chief Executive Officer of Mercshares and Chairman of the Board and Chief Executive Officer of Merc-Safe. The Board of Directors has nominated Mr. Kelly for election by the stockholders as a Class II Director.

     The Board of Directors has nominated James L. Shea, who has not previously served as a Director, for election by the stockholders as a Class I Director.



                  Nominees for Election as Class II Directors
                       Term Expiring 2004 Annual Meeting



          Name              Age                                 Information
------------------------   -----   --------------------------------------------------------------------
Cynthia A. Archer           47     Vice President of Marketing and Development, Sunoco, Inc., a
                                   major oil refiner. Ms. Archer has occupied this position since
                                   January, 2001. From June, 1999 until January, 2001, she was
                                   Senior Vice President, Operations, Williams-Sonoma, Inc. From
                                   May, 1995 until June, 1999, she was Senior Vice
                                   President -- Intermodal Service Group, Conrail, Inc. and
                                   Consolidated Rail Corporation. Ms. Archer was elected a Director of Merc-Safe in 1997.
                                   Elected Director of Mercshares: 1997
                                   Member: Audit Committee
                                   Owns beneficially 550 shares of Common Stock.
Richard O. Berndt (1)       58     Partner, Gallagher, Evelius & Jones, LLP, a law firm engaged in the general practice of law. Mr. Berndt has been a partner in that firm since 1972. He is a Director of Municipal Mortgage and Equity,
                                   L.L.C. Mr. Berndt was elected a Director of Merc-Safe in 1976.
                                   Elected Director of Mercshares: 1978
                                   Member: Executive Committee
                                   Owns beneficially 32,068 shares of Common Stock.
William R. Brody, M.D.      57     President, Johns Hopkins University. Dr. Brody has occupied that position since August, 1996. From September, 1994 through July,
                                   1996, he was Provost of The University of Minnesota Academic
                                   Health Center. Dr. Brody is a Director of Alza Corp, Avistar
                                   Communications Corp. and Medtronic, Inc. He was elected a
                                   Director of Merc-Safe in 1996.
                                   Elected Director of Mercshares: 1996
                                   Owns beneficially 2,150 shares of Common Stock.

         Name             Age                                 Information
----------------------   -----   ---------------------------------------------------------------------
Edward J. Kelly, III      47     President and Chief Executive Officer, Mercshares, and Chairman
                                 of the Board and Chief Executive Officer, Merc-Safe, since
                                 March 1, 2001. Mr. Kelly served as Managing Director, Head of
                                 Global Financial Institutions, and as Co-Head of Investment
                                 Banking Client Management of J. P. Morgan, Chase & Co. during
                                 January, 2001. Prior thereto, during the past five years, he was a
                                 Managing Director of J. P. Morgan & Co. Incorporated and held the following additional positions with that Company: Head, Global
                                 Financial Institutions from February, 2000 through December,
                                 2000; Co-Head, Global Financial Institutions and Head, Latin
                                 America Investment Banking from December, 1997 through
                                 February, 2000; Member, Global Investment Banking Committee
                                 from December, 1997 through December, 2000; and Co-Head,
                                 Financial Institutions (Americas) from February, 1996 through
                                 December, 1997. He was elected a Director of Merc-Safe effective
                                 March 1, 2001.
                                 Elected Director of Mercshares: March 1, 2001.
                                 Member: Executive Committee
                                 Owns beneficially 2,000 shares of Common Stock (at March 23,
                                 2001)
Morton B. Plant           65     Chairman, Keywell LLC, a recycler of stainless steel and high temperature alloy scrap metal. He has occupied that position since
                                 1996. He was elected a Director of Merc-Safe in 1997.
                                 Elected Director of Mercshares: 1997
                                 Member: Audit Committee
                                 Owns beneficially 3,350 shares of Common Stock.

                   Nominee for Election as a Class I Director
                       Term Expiring 2003 Annual Meeting


        Name           Age                               Information
-------------------   -----   -----------------------------------------------------------------
James L. Shea (2)      48     Managing Partner, Venable, Baetjer and Howard, LLP, a law firm engaged in the general practice of law.
                              Owns beneficially 200 shares of Common Stock (at March 23,
                              2001)

                    Class III Directors Continuing in Office
                       Term Expiring 2002 Annual Meeting


        Name           Age                               Information
-------------------   -----   -----------------------------------------------------------------
H. Furlong Baldwin     69     Chairman of the Board, Mercshares. Until February 28, 2001,
                              Mr. Baldwin had been President of Mercshares since September,
                              1997, Chairman of the Board since 1984, and Chief Executive
                              Officer since 1976. He had been Chairman of the Board and Chief
                              Executive Officer of Merc-Safe since 1976. Mr. Baldwin is a
                              Director of Constellation Energy Group, Inc., CSX Corp., and The
                              St. Paul Companies. He was elected a Director of Merc-Safe in
                              1968.
                              Elected Director of Mercshares: 1970
                              Member: Executive Committee
                              Owns beneficially 369,040 shares of Common Stock, including
                              59,040 shares subject to exercisable options.

            Name               Age                                 Information
---------------------------   -----   --------------------------------------------------------------------
Freeman A. Hrabowski, III      50     President, University of Maryland Baltimore County. Dr. Hrabowski
                                      has served in this capacity since 1993. Dr. Hrabowski is a Director of Constellation Energy Group, Inc. and McCormick & Company,
                                      Inc. He was elected a Director of Merc-Safe in 1996.
                                      Elected Director of Mercshares: 1996
                                      Owns beneficially 190 shares of Common Stock.
Mary Junck                     53     President and Chief Executive Officer, Lee Enterprises, Inc., a
                                      diversified media company. Ms. Junck has served in this capacity since January, 2001. From January, 2000 until then she was its
                                      President and Chief Operating Officer. She was its Executive Vice
                                      President and Chief Operating Officer from July, 1999 until
                                      January, 2000. Ms. Junck was President, Times Mirror Eastern
                                      Newspapers and Executive Vice President, Times Mirror from
                                      September, 1997 until July, 1999. Prior thereto, she was Publisher and Chief Executive Officer of The Baltimore Sun. She was elected a Director of Merc-Safe in 1997.
                                      Elected Director of Mercshares: 1997
                                      Member: Audit Committee
                                      Compensation Committee
                                      Owns beneficially 1,600 shares of Common Stock.
Donald J. Shepard              54     Chairman of the Board, President and Chief Executive Officer,
                                      AEGON USA, Inc., a holding company owning insurance and
                                      insurance related companies, since May, 2000. He has served as its President and Chief Executive Officer since 1989 and also its
                                      Chairman of the Board from 1992 until July, 1999. He is a member of the Executive Board of AEGON N.V. Mr. Shepard was elected a
                                      Director of Merc-Safe in 1992.
                                      Elected Director of Mercshares: 1992
                                      Member: Compensation Committee
                                      Executive Committee
                                      Owns beneficially 13,500 shares of Common Stock.

                     Class I Directors Continuing in Office
                       Term Expiring 2003 Annual Meeting



          Name              Age                               Information
------------------------   -----   ----------------------------------------------------------------
George L. Bunting, Jr.      60     President and Chief Executive Officer, Bunting Management
                                   Group, a private financial management company. Mr. Bunting has occupied this position since 1991. He is a Director of Guilford
                                   Pharmaceuticals, Inc. Mr. Bunting was elected a Director of
                                   Merc-Safe in 1992.
                                   Elected Director of Mercshares: 1992
                                   Member: Audit Committee
                                   Compensation Committee
                                   Owns beneficially 11,370 shares of Common Stock.

           Name              Age                                 Information
-------------------------   -----   --------------------------------------------------------------------
Darrell D. Friedman          59     President and Chief Executive Officer, THE ASSOCIATED: Jewish
                                    Community Federation of Baltimore. Mr. Friedman has held this position since 1986. He was elected a Director of Merc-Safe in
                                    1999.
                                    Elected Director of Mercshares: 1999
                                    Owns beneficially 100 shares of Common Stock
Robert A. Kinsley            60     Chairman and Chief Executive Officer, Kinsley Construction, Inc., a
                                    general and heavy construction firm. Mr. Kinsley has served in this capacity since March, 1996. Prior thereto, he was its President.
                                    Mr. Kinsley was elected a Director of Merc-Safe in 1996.
                                    Elected Director of Mercshares: 1996
                                    Member: Executive Committee
                                    Owns beneficially 8,847 shares of Common Stock.
Christian H. Poindexter      62     Chairman of the Board and Chief Executive Officer, Constellation
                                    Energy Group, Inc., a public utility holding company, since April,
                                    1999. Mr. Poindexter has been Chairman of the Board and Chief
                                    Executive Officer of Baltimore Gas and Electric Company since
                                    1993. He was elected a Director of Merc-Safe in 1987.
                                    Elected Director of Mercshares: 1987
                                    Member: Compensation Committee
                                    Executive Committee
                                    Owns beneficially 1,050 shares of Common Stock.

----------
(1) The firm of Gallagher, Evelius & Jones renders legal services to Merc-Safe and certain accounts of which it is a fiduciary, and certain other Mercshares affiliates.

(2) The firm of Venable, Baetjer and Howard, LLP renders legal services to Mercshares, certain of its affiliates and certain accounts of which Merc-Safe is a fiduciary. It also leases its Baltimore office space from an affiliate of Mercshares.

     All of the Directors have attended 75% or more of the total number of meetings of the Board of Directors and Committees of Mercshares on which they served during 2000.

     No Director, nominee or officer of Mercshares was the "beneficial owner" of as much as 1.0% of the outstanding shares of Common Stock, as of January 31, 2001. On that date, the Directors, nominees and executive officers of Mercshares as a group owned beneficially 667,358 shares (including shares subject to options exercisable or becoming exercisable within 60 days after January 31, 2001) or 0.93% of the shares of Common Stock outstanding. As to certain shares, the Directors, nominees and executive officers had no voting or investment power, but the shares were included above because of ownership by a family trust or by family members. As to the shares reported above with respect to which the Directors, nominees and executive officers had or shared voting or investment power, they had sole voting and investment power as to 629,601 shares of Common Stock and shared voting and investment power as to 16,253 shares of Common Stock.

     Of the foregoing holdings, the executive officers named in the Summary Compensation Table who are not Directors or nominees for election owned beneficially on January 31, 2001, the following numbers of shares (including shares subject to options exercisable or becoming exercisable within 60 days after January 31, 2001), aggregating less than 1.0% of the outstanding Common
Stock: Mr. Reid, 56,587 shares including 43,625 shares subject to options; Mr. Steil, 44,307 shares including 42,000 shares subject to options; Mr. Yarbro, 33,375 shares including 18,375 shares subject to options; and Mr. Troupe, 33,000 shares including 27,000 shares subject to options.

     Mr. Baldwin has retired as an executive officer and employee. He continues to serve as non-executive Chairman of the Board of Mercshares and as a consultant. His 2000 compensation and retirement and other benefits to which he will be entitled in the future are described in the appropriate sections of this Proxy Statement.


                      REPORT OF THE COMPENSATION COMMITTEE

Overall Policy

     The Board of Directors of Mercshares establishes the overall goals and objectives of Mercshares, and the policies to be followed in pursuing these goals and objectives, including the selection of necessary key management personnel, and the auditing of the performance of those personnel. The major responsibility for assisting in satisfying the compensatory aspect of the overall supervisory duty of the Board rests with the Compensation Committee. The membership of the Compensation Committees (collectively the "Committee") of Mercshares and Merc-Safe, its leading bank affiliate, is identical, composed of independent nonemployee Directors of both institutions who do not participate in any executive compensation plan. All executive officers of Mercshares are officers of Merc-Safe.

     In order to achieve the overall goals and objectives of Mercshares, and recognizing the interest of the stockholders in that achievement, the Committee, over a number of years, has developed and maintained an executive compensation plan based on a philosophy that links executive compensation to individual and corporate performance, and return to stockholders. This philosophy enables Mercshares to attract and retain highly motivated executive personnel of outstanding ability and initiative, and to create an identity of interests between executives and Mercshares' stockholders. Mercshares' executive compensation plan consists of basic cash compensation, the opportunity for annual incentive compensation based on corporate performance, and continuing stock based compensation, geared to corporate performance.

     The Committee administers the provisions of Mercshares' incentive cash bonus plan and its stock based plans, which are applicable to all affiliates of Mercshares. In addition, the Committee is authorized to make recommendations to the Boards of Mercshares and its affiliates with respect to basic salaries, supplemental pension, deferred compensation, employment and similar agreements affecting their executive officers, and performs such other functions as may be delegated to it by the Boards.

     The Committee takes various factors into consideration when establishing and reviewing executive compensation. There follows an explanation of general principles governing basic cash compensation, annual incentive compensation which is governed by a pre-existing mathematical formula, stock based compensation which currently consists of existing awards, and the factors considered in establishing basic cash compensation for 2000.

Basic Cash Compensation

     The Committee, in determining basic cash compensation of the executive officers of Mercshares, considers corporate profitability, financial condition, capital adequacy, return on assets and the planned compensation budget for Mercshares. The Committee also considers the performance and compensation levels of other banking institutions as more fully set forth under the caption "2000 Compensation". The Committee does not consider these factors by any formula and does not assign specific weight to any given factor. Instead, the Committee applies its collective business judgment to reach a consensus on compensation fair to Mercshares, its stockholders and its executive officers.


Annual Incentive Compensation

     In addition to basic cash compensation, the Committee, in 1981, developed an annual incentive compensation plan, which is based on a pre-established mathematical formula tied directly to corporate performance and profitability.

     Fifty-one executives of Mercshares and its affiliates who are considered by the Committee to have responsibilities that directly affect corporate performance and profitability currently participate in the incentive compensation plan. Participants in the plan are chosen annually by the Committee. The plan has both a long-term and a short-term incentive effect because no annual awards are made unless a compounded rate of growth in earnings per share of Mercshares, and/or in net operating income of the affiliate (or unit) employing the participant, in excess of five percent per annum is maintained from the Base Year of the plan. The maximum potential annual award is subject to attaining a 15 percent annual improvement in such earnings per share or net operating income. As provided in the plan, the maximum potential annual award for 2000 is generally 33 percent of a participant's salary (65 percent in the case of Mr. Baldwin and 50 percent in the case of five other officers). However, because management of Mercshares' affiliates is decentralized, not more than one half of any potential award is based on improvement in Mercshares' earnings per share, and not more than one half is based on improvement in net operating income of the affiliate (or unit) employing the participant. Incentive cash bonuses paid to those executive officers named in the Summary Compensation Table are reflected in the Table under the caption "Bonus."


Stock Based Compensation

     The 1989 and 1999 Omnibus Stock Plans, previously approved by the stockholders, are designed to create a common interest between key employees and stockholders on a long-term basis, encouraging participants to maintain and increase their proprietary interests as stockholders in Mercshares with the opportunity to benefit from the long-term performance of Mercshares.

     The Committee believes that a close linking of stockholder and key employee interests through the grant of stock options is important to the continuing success of Mercshares because stock options have no realizable value unless the price of Mercshares Common Stock increases.

     Accordingly, from March, 1995 through 1998, the Committee granted, under the 1989 Omnibus Stock Plan, options for a total of 1,796,725 shares of Common Stock to 322 key employees of Mercshares and its affiliates. The exercise price of the stock options equals the market price of the Common Stock on the date of grant and the options have a ten year life.

     Of the total granted, options for 1,335,750 shares ("performance-based options") were granted to 51 senior officers of Mercshares and its affiliates, including the Chief Executive Officer and the executive officers named in the Summary Compensation Table. Generally, 25% of these performance-based options could become exercisable on and after each anniversary date of the grant. No options became exercisable on an anniversary date unless Mercshares' earnings per share had increased at a compounded growth rate of at least five percent over the 1994 Base Year. If this test was met, then a portion (up to one-half) of the options maturing on the anniversary date became exercisable based on a sliding scale to the extent that the percent of increase of earnings per share of Mercshares over the prior year earnings per share was in a range of six to ten percent; if the percent of earnings increase was 10% or more, the entire one-half portion of the options became exercisable. The remaining one-half portion could be exercised only if the net operating income of the affiliate employing the participant had increased at a compounded growth rate of at least five percent over 1994. If this test was met, then up to one-half of the options maturing on the anniversary date became exercisable, based on the same sliding scale, with respect to the percent of increase of the net operating income of the affiliate over its prior year's net operating income. To the extent these tests were not met, all or a portion of the performance-based options maturing each year were forfeited and became available for further grants.

     The remaining options for 460,975 shares were granted to 271 key employees of the affiliates of Mercshares. These options were not performance-based options and were fully exercisable as of the date of grant.

     No further grants will be made under the 1989 Omnibus Stock Plan. The 1999 Omnibus Stock Plan permits grants for up to 3,000,000 shares of Common Stock. Under that plan, in 2000, the Committee granted options for 1,077,050 shares to 372 key employees, including four of the executive officers named in the Summary Compensation Table. Of the total, options for 766,000 shares to 62 senior officers of Mercshares and its affiliates are performance-based and are subject to the same tests, described above, as were applicable to prior options, except that the Base Year for compounded growth rate calculations is 1999. The remaining options to other key employees are not performance-based and become exercisable in equal annual installments over four years. Each option has an exercise price equal to the market price on the grant date.


2000 Compensation

     The Committee, in determining the 2000 basic cash compensation of the executive officers of Mercshares, considered the factors described in this Report.

     In 2000, H. Furlong Baldwin served as Chairman of the Board, President and Chief Executive Officer of Mercshares and Chairman of the Board and Chief Executive Officer of Merc-Safe and, as such, had the ultimate management responsibility for the strategic direction, performance, operating results and financial condition of Mercshares and its affiliates, and the carrying out of corporate policies and procedures. Since 1970, these duties have also included the primary responsibility for recommending to the Board of Mercshares the acquisition and establishment of additional affiliates. J. Marshall Reid is President and Chief Operating Officer of Merc-Safe; Jack E. Steil is Executive Vice President of Mercshares and Chairman -- Credit Policy of Merc-Safe; Alan
D. Yarbro is General Counsel and Secretary of Mercshares and Merc-Safe, and Terry L. Troupe is Chief Financial Officer of Mercshares and Merc-Safe. Mr. Reid is designated as an executive officer of Mercshares because he participates in policy making activities affecting Mercshares.

     The 2000 basic cash compensation of Messrs. Baldwin, Reid, Steil, Yarbro and Troupe was set in February, 2000. The Committee was aware that incentive compensation payments to the executive officers of Mercshares would be made in 2000 attributable to 1999 performance under the Annual Incentive Compensation Plan, and the extent to which outstanding performance-based options under the 1989 Omnibus Stock Plan would become exercisable in 2000.

     The Committee was aware of 1999 earnings of Mercshares. The Committee further reviewed profitability and capital strength ratios (return on assets, net interest margin, efficiency ratio, equity to assets and return on equity) and loan loss performance ratios (period-end non-performing assets to loans and other real estate owned, net charge-offs to average loans and period-end allowance for loan losses to non-performing loans) for the years 1994 through 1998 and the quarter ended September 30, 1999, as compared to comparable information for 30 banking companies with assets from $5 to $10 billion, considered by an independent analyst as Mercshares' peer group. The Committee then compared similar ratios showing profitability, capital adequacy, reserve strength, and asset quality with those of the 50 largest banking institutions in the United States as prepared by that financial analyst. The Committee was aware that, for the second quarter, 1999 (the then most recent quarter for which the following rating was published), Mercshares was rated "superior", compared to six selected banking institutions in Maryland, Delaware, the District of Columbia and Virginia, based on 39 separate financial ratios that depict financial strength and profitability compiled by IDC Financial Publishing, Inc.

     The Committee then compared the compensation of Mr. Baldwin with an independent study published in 1999 reflecting compensation information for 1998 of the 71 commercial banking institutions participating in the study and with the compensation of executive officers of five banking institutions, based on proxy information covering the years 1996-1998 (the then most currently available), selected as generally comparable to Mercshares in terms of criteria including the nature and quality of operations, or geographic proximity. This latter group included financial institutions having significant income generated by trust and investment activities, high returns on assets, capital significantly in excess of that required by current federal regulations, and located within a 400 mile radius of Baltimore so as to include companies operating in a comparable economic climate. No target was established in the comparison with this group of institutions.

     The Committee concluded that Mercshares' profitability and capital strength ratios continued to be strong, and that loan loss ratios were favorable, both standing alone and in comparison to the 30 banking companies constituting the peer group and the 50 largest banking institutions group, and that Mercshares' performance, overall, was strong. The Committee determined, however, not to recommend an increase in the base compensation of Mr. Baldwin. The Committee agreed to consider a supplemental bonus for Mr. Baldwin based on 2000 operating results, calculated as if Mr. Baldwin were eligible for a bonus of up to an additional 15% of his salary, under the same tests used for calculating awards under the annual incentive compensation plan. The bonus was approved in December, 2000, and was calculated in 2001 based on final 2000 operating results, and amounted to 6.8% of Mr. Baldwin's salary. The travel allowance for Mr. Baldwin (as disclosed in the Summary Compensation Table), which has been recommended by the Committee and approved by the Boards annually since 1990 as an appropriate corporate expense, was continued. The 2000 base compensation of Messrs. Reid, Steil, Yarbro and Troupe as shown in the Summary Compensation Table under the "Salary" caption, was based on the factors described above and evaluation of their performance and responsibilities.

     In December, 1999, the Committee designated Messrs. Baldwin, Reid, Steil, Yarbro and Troupe as participants for 2000 in the Annual Incentive Compensation Plan. Under the formula requirements of that Plan, based on 2000 earnings per share and net operating income and to the extent that mathematical Plan criteria were met, these individuals earned incentive cash compensation, paid in 2001, which is included under the caption "Bonus" in the Summary Compensation Table for 2000.

     Section 162(m) of the Internal Revenue Code provides for non-deductibility, in certain cases, of compensation paid to certain executives in excess of $1 million per year. Mercshares does not have a policy limiting compensation to amounts deductible under Section 162(m). The annual incentive plan and the Omnibus Stock Plans have been approved by the stockholders and are designed to be qualified performance-based plans so that Section 162(m) limits would not apply to plan benefits. Section 162(m) limits would apply to salary, bonuses in excess of bonuses under the annual incentive compensation plan and certain amounts included under "Other Annual Compensation" and "All Other Compensation" in the Summary Compensation Table.


The Compensation Committee

  George L. Bunting, Jr.     Christian H. Poindexter
  Mary Junck                 Donald J. Shepard, Chair

     The following line graph compares cumulative total stockholder return on Mercshares Common Stock with the Standard & Poor's 500 Index and the Standard & Poor's Banks Composite Index for the period beginning December 31, 1995, through December 31, 2000. The graph assumes $100 invested at the closing price on December 31, 1995, and the reinvestment of all dividends. With reference to the Report of the Compensation Committee, 27 of the 50 largest banking institutions whose performance ratios were reviewed, one of the five institutions considered for compensation purposes and 25 of the 71 institutions participating in the compensation study are included in the S & P Banks Composite Index. None of the 30 institutions considered as peer institutions of Mercshares whose performance ratios were reviewed is so included. The S & P Banks Composite Index consisted, as of December 31, 2000, of three "Money Center Banks", and 24 "Major Regional Banks", each of which is substantially larger than Mercshares.


                               PERFORMANCE GRAPH

                                    [graph]


Value of $100 invested

                                1995         1996         1997         1998         1999         2000
                            ------------ ------------ ------------ ------------ ------------ ------------
Mercshares                   $  100.00    $  118.91    $  223.76    $  225.80    $  192.65    $  268.46
S&P 500                         100.00       122.96       163.98       210.84       255.21       231.98
S&P Banks Composite Index       100.00       141.49       204.40       217.93       189.51       223.51

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     In 2000, Merc-Safe had banking and other relationships, in the ordinary course of business, with a number of its Directors and companies associated with them, including a loan to Mr. Poindexter which was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features. Mr. Baldwin is a director of Constellation Energy Group, Inc. of which Mr. Poindexter is an executive officer.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth certain summary compensation information as to the Chief Executive Officer and the other four most highly compensated executive officers, based on total annual salary and bonus for 2000.


                           Summary Compensation Table



                                                                                          Long Term
                                                                                         Compensation
                                                      Annual Compensation                   Awards
                                         ---------------------------------------------- -------------
                                                                                          Securities
                                                                                          Underlying
           Name and                                                      Other Annual      Options/        All Other
Principal Position                 Year   Salary($)      Bonus($)      Compensation($)     SARs(#)     Compensation($)(1)
------------------------------    ------ ----------- ---------------- ----------------- ------------- -------------------
H. Furlong Baldwin ...........    2000    850,000         306,000(2)       101,200(2)           --           70,500
 Chairman of the Board,           1999    850,000         442,000(2)        73,300(2)           --           67,900
 President and Chief              1998    850,000         510,000(2)        96,600(2)           --           65,200
 Executive Officer

J. Marshall Reid .............    2000    400,000          90,000               --          40,000           53,400
 President of Merc-Safe           1999    350,000         113,800               --              --           49,000
                                  1998    350,000         131,300               --              --           48,000

Jack E. Steil ................    2000    375,000          84,400               --          40,000           76,200
 Executive Vice President, and    1999    300,000          97,500               --              --           58,200
 Chairman -- Credit Policy of     1998    275,000          82,500               --              --           57,300
 Merc-Safe

Alan D. Yarbro ...............    2000    260,000          58,500               --          25,000           32,900
 General Counsel and              1999    260,000          84,500               --              --           29,600
 Secretary                        1998    230,000          86,300               --              --           26,100

Terry L. Troupe ..............    2000    220,000          32,700               --          20,000           20,400
 Chief Financial Officer          1999    200,000          42,900               --              --           18,700
 and Treasurer                    1998    180,000          44,600               --              --           16,800

----------
(1) Represents cost of group-term life insurance deemed to be employee income under the Internal Revenue Code and contributions made on behalf of the executive officer by Merc-Safe to the Mercshares Thrift Plan and to supplemental thrift and cash balance pension plan arrangements as follows:


                                                             Supplemental
                       Year   Life Insurance   Thrift Plan      Plans        Total
                      ------ ---------------- ------------- ------------- ----------
Mr. Baldwin ......... 2000        $ 6,900        $ 5,100       $58,500     $70,500
                      1999          9,100          4,800        54,000      67,900
                      1998         11,300          4,800        49,100      65,200

Mr. Reid ............ 2000          1,300         10,200        41,900      53,400
                      1999            800          9,600        38,600      49,000
                      1998          1,600          9,600        36,800      48,000

Mr. Steil ........... 2000          1,200         10,200        64,800      76,200
                      1999          1,900          9,600        46,700      58,200
                      1998          2,600          9,600        45,100      57,300

Mr. Yarbro .......... 2000          1,100         10,200        21,600      32,900
                      1999          1,400          9,600        18,600      29,600
                      1998          1,600          9,600        14,900      26,100

Mr. Troupe .......... 2000            500         10,200         9,700      20,400
                      1999            600          9,600         8,500      18,700
                      1998            700          9,600         6,500      16,800

----------
(2) Mr. Baldwin's bonus amounts include $248,600 for 2000, $359,100 for 1999 and $414,000 for 1998 under the annual incentive compensation plan and supplemental bonuses of $57,400 for 2000, $82,900 for 1999 and $95,600 for 1998. Of the other annual compensation amounts, $88,100 in 2000, $64,500 in 1999, and $87,800 in 1998 represent travel expenses incurred by Mr. Baldwin.

Option Grants

     The following table shows, as to each person named, options to purchase Common Stock granted by Mercshares in 2000. Certain information as to the terms of these options, including those with respect to exercisability and forfeiture, is set forth in footnote (2) below:

                    Stock Option Grants in Last Fiscal Year

                                  Individual Grants(1)
                     ----------------------------------------------
                                      % of
                       Number of      Total
                      Securities     Options
                      Underlying   Granted to   Exercise                 Grant
                        Options     Employees    or Base   Expira-        Date
                        Granted     in Fiscal     Price      tion        Value
Name                      (#)         Year       ($/Sh)      Date       $(2)(3)
-------------------- ------------ ------------ ---------- --------- ---------------
Mr. Reid ...........   40,000          3.72       25.344  3/13/10       205,168.00
Mr. Steil ..........   40,000          3.72       25.344  3/13/10       205,168.00
Mr. Yarbro .........   25,000          2.32       25.344  3/13/10       128,230.00
Mr. Troupe .........   20,000          1.86       25.344  3/13/10       102,584.00

----------
(1) All of these options were granted pursuant to the 1999 Omnibus Stock Plan, are intended to be incentive stock options to the extent permitted by law and regulations, were granted at market value on the date of grant and have a term of ten years.

(2) Caution is recommended in interpreting the financial significance of the figures. The grant date value is not intended to forecast possible future appreciation. Further, the figures do not reflect the following terms of these options which are more fully described in the Report of the Compensation Committee under the caption "Stock Based Compensation": (a) only 25% of the options granted to the named executive officers will become exercisable on and after each anniversary date of the grant; (b) the exercise of the options is subject to the attainment of certain growth targets with respect to growth in earnings per share and net after tax operating income on both a compounded basis from the base year of 1999 and on a year-to-year basis; and (c) if the growth targets are not met, all or a portion of the options that will become exercisable are forfeited. No gain to the named executive officers is possible without stock price appreciation and the attainment of the targets as described above and in the Report of the Compensation Committee.

(3) The grant date present value of options granted ($5.129 weighted average per share) is reported using the Black-Scholes option pricing model and assumes: (a) the grant date of March 14, 2000; (b) the exercise price of $25.344; (c) a weighted average expected option term of 3.8 years; (d) a risk-free interest rate of 6.54%; (e) a dividend yield of 3.79%; and (f) volatility of 25.6%.

Aggregate Options Table

     The following table sets forth certain information, on an aggregate basis, concerning the exercise of stock options during 2000 by executive officers named in the Summary Compensation Table and the December 31, 2000, value of unexercised stock options. No stock appreciation rights were outstanding in 2000.


                      Aggregated Option Exercises in Last
                    Fiscal Year and FY -- End Option Values



                                                    Number of Securities          Value of Unexercised
                                                   Underlying Unexercised         In-the-Money Options
                                        Value       Options at FY-End (#)           at FY-End ($)(1)
                     Shares Acquired   Realized ----------------------------- ----------------------------
Name                 On Exercise (#)     ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
------------------- ----------------- --------- ------------- --------------- ------------- --------------
Mr. Baldwin .......              --         --     59,040              --       1,688,800            --
Mr. Reid ..........              --         --     34,625          40,000         990,000       713,700
Mr. Steil .........              --         --     33,000          40,000         943,900       713,700
Mr. Yarbro ........              --         --     12,750          25,000         330,700       446,100
Mr. Troupe ........              --         --     22,000          20,000         545,000       356,900

----------
(1) Share values included in the table represent the fair market value of the shares at December 31, 2000, for unexercised options, less the exercise price of the options. The closing price of the Common Stock on December 31, 2000 was $43.1875 per share.

Retirement Agreements and Plans


           Deferred Compensation and Supplemental Pension Agreements

     Mr. Baldwin has an arrangement with Merc-Safe pursuant to which his rate of salary has been reduced. In exchange, Merc-Safe from time to time has invested in life insurance and annuity policies, amounts equal to the salary reduction amounts and a portion of the cumulative cash surrender values of those policies. These investments serve as a funding source for the benefit described below. As a consequence of his retirement, annual payments to him for a minimum of fifteen years or until death (if later), commencing in March, 2004, would approximate $242,000. The salaries for 2000 and prior periods reported under the caption "Salary" in the Summary Compensation Table are the full salaries before the deferred compensation reductions.

     Mr. Baldwin also participates in supplemental pension and thrift plan arrangements whereby he is eligible to receive (1) benefits in the amounts he would have received had his compensation not been reduced from current levels, and (2) amounts to which he would have been entitled under the Mercshares cash balance pension plan and thrift plan but for the maximum salary, benefit and contribution limitations on defined benefit and contribution plans under the Internal Revenue Code.


                           Cash Balance Pension Plan

     Mercshares is sponsor of an employees' cash balance pension plan adopted by a majority of its affiliates. Each plan participant who was employed on January 1, 1991, was credited under the cash balance pension plan with a frozen accrued benefit representing the benefit he had earned under the plan, determined as of December 31, 1990, and based generally on past service and career average annual compensation. For service on and after January 1, 1991, the cash balance pension plan is designed to maintain separate participant accounts for each eligible employee. These cash balance accounts are credited with annual contribution allocations equal to various percentages of compensation based on years of credited service and age. Interest allocations, tied to a Treasury Bill rate, are also credited annually to these cash balance accounts. Plan benefits paid at retirement will be paid in annuity form and will consist of the sum of any frozen accrued benefits and the cash balance accounts. The plan does not determine benefits primarily by final average compensation.

     Estimated annual pension benefits shown below are presented as straight life annuities, even though retirees may elect to receive a form of benefit other than a straight life annuity. The benefits are based on base salary and bonus for 2000. For future years, it is estimated that the executive officers' salaries will increase through their dates of retirement at the plan's internal salary increase assumption and that their bonuses will continue at the same amount through their dates of retirement. Actual salary increases may differ from the plan's internal salary increase assumption and actual bonuses may differ significantly from the 2000 bonuses; and in some years it is possible, based on the formula in the Annual Incentive Compensation Plan, that no bonuses will be earned. Accordingly, the actual pension benefits at retirement may differ significantly from the amounts stated below.

     At the plan's normal retirement age of 65, the individuals named below would have the following years of service and estimated annual pension benefits: Mr. Reid, 18 years and $135,000; Mr. Steil 42 years and $292,000; Mr. Yarbro 10 years and $35,000, and Mr. Troupe 16 years and $61,000. Mr. Baldwin has retired with 45 years of service and annual pension benefits of $924,000, in addition to the deferred compensation benefit described above. These amounts are the total of estimated payments from the plan and under the supplemental pension arrangement described above and, with respect to Messrs. Reid, Steil, Yarbro and Troupe under the following section entitled "Supplemental Cash Balance Pension Plan".

     All other officers of Mercshares participate in the cash balance pension plan. Directors who are not also officers of Mercshares or an affiliate do not participate in the cash balance pension plan.

                     Supplemental Cash Balance Pension Plan

     Mercshares is sponsor of an unfunded, nonqualified, supplemental cash balance pension plan. All employees of Mercshares and its affiliates having compensation for a calendar year in excess of $170,000 (as adjusted under the Internal Revenue Code) and who are approved for participation by the Employee Benefit Committee of Mercshares are eligible participants under this plan except that Mr. Baldwin has not participated in the plan. Messrs. Reid, Steil, Yarbro and Troupe, as well as 35 other employees of Mercshares and its affiliates, participate in the plan. At the end of a calendar year, the account of each participant is credited with an amount equal to the difference between the amount with which the participant's account under the cash balance pension plan would have been credited but for the compensation limitation imposed by the Internal Revenue Code and the amount actually credited to the participant's account under the cash balance pension plan. In addition, if a participant's benefit under the cash balance pension plan is limited by Section 415 of the Internal Revenue Code and is not already provided for under this plan, an amount equal to the shortfall will be added to the participant's account. At the end of a calendar year (but prior to the above credit), each participant's account is credited with interest equal to the average value of interest rates on 52 week U. S. Treasury Bills, determined pursuant to a fixed formula, but no less than four percent nor more than 12 percent, until the participant's account is fully distributed. For 2000, Mr. Reid's account was credited with $31,500, Mr. Steil's with $55,500, Mr. Yarbro's with $16,200 and Mr. Troupe's with $6,800. These amounts are included under the caption "All Other Compensation" in the Summary Compensation Table. Generally, an account is distributed after the participant's termination of employment or death, either in a single-sum payment, or in equal annual installments over a period not to exceed ten years.


                                  Thrift Plan

     Mercshares is sponsor of a thrift plan, of the type described in Section 401(k) of the Internal Revenue Code, which all of its affiliates have adopted for the benefit of all eligible employees. The plan provides that corporate contributions, based on a percentage of an employee's salary, are paid to the employee's thrift plan account. Additionally, employees may elect to defer up to 15% of their salaries by redirecting the deferred amount to their thrift plan accounts, in which case their employers match a portion of the amount deferred. The corporate contributions for 2000 are included under the caption "All Other Compensation" in the Summary Compensation Table. Messrs. Reid, Steil, Yarbro and Troupe elected to defer a percentage of their salaries during 2000. The amounts so deferred are included under the caption "Salary" and the matching contributions are included under the caption "All Other Compensation" in the Summary Compensation Table.


                            Supplemental Thrift Plan

     Mercshares is sponsor of an unfunded, nonqualified supplemental thrift plan. All vice presidents and above who participate in the thrift plan, who have compensation for a calendar year in excess of $170,000 (as adjusted under the Internal Revenue Code) and who are approved for participation by the Employee Benefit Committee of Mercshares are eligible participants under this plan except that Mr. Baldwin has not participated in the plan. Messrs. Reid, Steil, Yarbro and Troupe, as well as 35 other employees of Mercshares and its affiliates, participate in this plan. At the end of a calendar year, the account of each participant is credited with an amount equal to 3% of the portion of the participant's compensation for that calendar year that exceeds the above limit. At the end of a calendar year (but prior to the above credit), each participant's account is credited with interest at the per annum rate of five percent except that interest is pro-rated for accounts that terminate in midyear. For 2000, Mr. Reid's account was credited with $10,500, Mr. Steil's with $9,300, Mr. Yarbro's with $5,400 and Mr. Troupe's with $2,900. These amounts are included under the caption "All Other Compensation" in the Summary Compensation Table. Generally, an account is distributed in a lump sum payment after a participant's termination of employment or death.


Medical Reimbursement Plan

     Mercshares is sponsor of a medical reimbursement plan, of the type described in Section 105 of the Internal Revenue Code, which a majority of its affiliates have adopted for the benefit of all eligible employees. Messrs. Baldwin and Steil participated in the plan in 2000. The plan provides that employees may reduce their salaries on a pre-tax basis, in amounts determined in advance by them, and direct those amounts to a medical reimbursement account (MRA). Funds in the MRA then become available to reimburse the employee for certain uninsured medical expenses. Any balance left in an employee's MRA at year end reverts to his employer. Amounts directed to the MRA for Messrs. Baldwin and Steil are included under the caption "Salary" in the Summary Compensation Table.


Other Arrangements


                      Employment and Consulting Agreements

     Mercshares and Merc-Safe have entered into an agreement with Mr. Kelly, pursuant to which he serves in his executive positions. The agreement is for an initial term of five years and is subject to annual renewal thereafter. Mr. Kelly's annual base salary is $850,000, which may be increased from time to time. The agreement provides that his base salary will not be less in any year than in the preceding year. He will be eligible for bonuses as a Class I participant in the Mercshares Annual Incentive Compensation Plan, including a full year's bonus for 2001. Effective March 1, 2001, Mr. Kelly was granted options to purchase 100,000 shares of Mercshares Common Stock under the 1999 Omnibus Stock Plan, at an exercise price of $39.25 per share, the fair market value at the close of business on the grant date. These are performance-based options with the characteristics described under "Stock Based Compensation" in the Report of the Compensation Committee. Under a supplemental retirement agreement, Mr. Kelly will be entitled to a total retirement benefit at age 65 (including benefits under the basic and supplemental pension and thrift plans described above) in the form of annual payments of approximately 65% of final average annual salary and bonus as defined in the agreement. There are also provisions for reduced benefits in the case of early retirement or other termination of employment, disability or death.

     Mr. Baldwin's prior employment and change of control termination agreements have expired. Mr. Baldwin has entered into a three-year consulting agreement providing for him to serve as Chairman of the Board of Mercshares, Director of Merc-Safe and consultant to the chief executive officer and Boards of Directors of those companies. He will receive an annual fee of $500,000 for all services, plus reimbursement of expenses and continuation of his travel allowance.


                    Change of Control Termination Agreements

     Mercshares has entered into Change of Control Termination Agreements with Messrs. Kelly and Yarbro. In the event that during the effective period of the agreements, following a "change of control" of Mercshares, the officer is terminated (prior to his retirement date) within three years of a change of control without "cause" or if the officer resigns for "good reason", then such officer is entitled to receive certain cash payments from Mercshares. Payments which may be made under the agreements are calculated at the maximum amount (when combined with amounts otherwise payable upon termination) which is deductible by Mercshares under Section 280G of the Internal Revenue Code. Generally, the maximum amount deductible is three times average base annual compensation (including salary, bonus, fringe benefits and deferred compensation) over five years. Mr. Kelly's agreement provides, however, for additional payments to him to make him whole for the consequence of any excise tax imposed upon him if the Section 280G limits are exceeded. For the purposes of the agreements, a "change of control" means any of the following occurrences: (a) a person or group becomes the beneficial owner of at least 20% of the Common Stock; (b) there occur certain specified changes in the composition of the Board of Directors; (c) Mercshares' stockholders approve a reorganization, merger, consolidation or statutory share exchange of Mercshares unless after such transaction, holders of the previously outstanding Common Stock own specified amounts of the combined voting power of the surviving entity, or (d) a liquidation or dissolution of Mercshares or sale of all or substantially all of the assets of Mercshares. For purposes of these agreements, termination by Mercshares for "cause" means termination upon (i) an act of personal dishonesty taken by the officer intended to result in substantial personal enrichment of the officer at the expense of Mercshares,
(ii) the officer's willful, deliberate and continued failure to perform substantially his duties, which is not remedied after receipt of written notice, or (iii) conviction of a felony. "Good reason" includes the assignment to the officer of any duties inconsistent with his status and position as they exist immediately prior to the change of control, a substantial failure by Mercshares to comply with its obligations to the officer under its employment arrangement with such officer, relocation of the officer's place of employment outside of the Mercshares principal office located in the City of Baltimore, a purported termination of the officer not otherwise permitted under his employment arrangement with Mercshares or the failure of any successor to Mercshares to assume expressly the obligations of the agreement.


                                 Director Fees

     Directors of Mercshares, who are not also officers of Mercshares or its affiliates, are paid a retainer at the annual rate of $15,500 in addition to fees of $750 for each Board meeting and $500 for each Committee meeting attended. The annual retainer is paid each December. All or a portion of the annual retainer may be paid in the form of Common Stock, valued at the time the retainer is payable. In 2000, no Directors received Common Stock in lieu of cash retainer fees. Directors who are also officers of Mercshares or its affiliates receive no retainer or compensation for attendance at Board or Committee meetings of Mercshares.

     Mercshares is sponsor of a Directors Deferred Compensation Plan which gives Directors of Mercshares and participating affiliates, who are not also officers of Mercshares or its affiliates, the option to defer the retainer and other fees. In 1996 Mercshares amended and restated the Directors Deferred Compensation Plan. Prior to the amendment, deferred amounts were invested by Merc-Safe, as agent, in various securities. Under the amendment and restatement, at the close of each calendar quarter the sum of cash deferred in that quarter by a Director is converted to units by dividing such sum by the closing market price of the Common Stock and the units are cumulatively credited to the Director's account. At the close of each calendar quarter, the sum of the dividends attributable to the Director's account at the beginning of the quarter is similarly converted to additional units and cumulatively credited. When a participating Director ceases to serve as a Director, a cash sum is computed by multiplying the number of units in his account by the closing market price of the Common Stock at a time specified in the Plan. This sum is paid in cash to the Director (or a designated beneficiary) over the period of years (one to ten) specified by the Director. Any unpaid balance is credited with interest at five percent. Any Director having a deferred account at the time of the amendment and restatement could elect to have such account converted to units as described above. Failing such election, interest at five percent will be paid on the sum until fully paid out in accordance with the Director's existing deferral agreement.


Transactions with Directors and Officers

     Certain affiliated banks have had, and expect to have in the future, banking and trust transactions in the ordinary course of business with many of the Directors and officers of Mercshares, and certain of their associates and immediate family members, on substantially the same terms, including interest rates and collateral on loans, and commissions on fiduciary business, as those prevailing at the time for comparable transactions with others. Loans to such persons were made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features.


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the audited financial statements of Mercshares and its subsidiaries consisting of the consolidated balance sheets at December 31, 2000 and 1999, and the statements of consolidated income, consolidated cash flows and changes in consolidated stockholders' equity for each of the three years in the period ended December 31, 2000.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors for Mercshares for 2000, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of Mercshares that the audited financial statements be included in the Mercshares Annual Report on Form 10-K for the year 2000 for filing with the Securities and Exchange Commission.

     The Board of Directors of Mercshares has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A.

     Each member of the Audit Committee is independent, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

     While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those financial statements. Nor is it the duty of the Audit Committee to insure the adequacy of internal controls, to conduct investigations or to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.


The Audit Committee

  Cynthia A. Archer                 Mary Junck
  George L. Bunting, Jr., Chair     Morton B. Plant

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP, certified public accountants, as the principal auditors for Mercshares for 2001. The stockholders are asked to ratify that appointment.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if the representative desires to do so, and will respond to appropriate questions from stockholders.

     If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, other independent certified public accountants will be selected by the Board upon recommendation of the Audit Committee.

     The Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants to audit the financial statements of Mercshares for 2001.


Accountants' Fees

     The following table sets forth the aggregate fees billed to Mercshares for the year ended December 31, 2000, by PricewaterhouseCoopers LLP:

Audit Fees ...............................  $270,800
Financial Information Systems
  Design and Implementation Fees .........        --
All Other Fees (1) .......................  $ 26,864
                                            --------
                                            $297,664
                                            ========

----------
(1) Includes fees for tax consulting and other non-audit services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the accountants.


                         REPORT OF AMENDMENTS TO BYLAWS

     In connection with the arrangements by which Edward J. Kelly, III, succeeded H. Furlong Baldwin as President and Chief Executive Officer of Mercshares, and Mr. Baldwin agreed to serve as Director and non-executive Chairman of the Board of Directors of Mercshares for an expected term of at least three years, the Board of Directors amended the Bylaws in order to permit Mr. Baldwin to fulfill the agreement in view of his retirement and the fact that he will attain age 70 in 2002. The amendments make it clear that the Chairman of the Board of Directors is not required to be an officer or employee and provide that the Board of Directors may make exceptions to a requirement that no person can be elected a Director after attaining age 70. The Board has authorized such an exception in the case of Mr. Baldwin.

     The text of the amendments was publicly disclosed in a Form 8-K filing with the Securities and Exchange Commission on February 13, 2001. Under notice provisions of the Bylaws (discussed below under "Voting and Procedural Information"), any stockholder proposing a vote to change or rescind the amendments was required to notify the Secretary of Mercshares on or before February 24, 2001 (the 60th day prior to the Annual Meeting). No such notice was received.


                       VOTING AND PROCEDURAL INFORMATION

     The election of Directors requires a plurality of votes cast at the meeting.

     The ratification of the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants requires the affirmative vote of a majority of the votes cast at the meeting.

     The following principles of Maryland law apply to the voting of shares of Common Stock at the meeting. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum. Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

     The Bylaws of Mercshares provide that no business shall be conducted at a special meeting of stockholders except that stated in the notice of meeting and that any stockholder proposing to bring business, including any nomination for election of a Director, before a meeting of stockholders must give prior written notice thereof. The notice requirements apply to any annual meeting and to any special meeting as to which the notice of meeting provides for the election of Directors. The notice must be given to and received by the Secretary of Mercshares (at the address set forth in the notice of meeting accompanying this proxy statement) no earlier than 90 days (or, with respect to notice of a proposal for inclusion in the Mercshares' proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the earlier date such proposal is received pursuant to Rule 14a-8) and no later than 60 days prior to the date of the meeting. If less than 70 days' prior public disclosure of the meeting date is made by Mercshares, any notice of business by a stockholder must be received by the Secretary on or before the 10th day following the date of such public disclosure.

     Article XII of the Bylaws provides that the Bylaws may be added to, altered, amended, repealed or suspended by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. Article XII further provides that any action of the Board of Directors in adding to, altering, amending, repealing, or suspending the Bylaws must be reported to the stockholders and may be changed or rescinded at the next annual meeting by holders of the stock then outstanding and entitled to vote, by a majority vote of all the stock then outstanding and entitled to vote. If the action to be proposed by a stockholder at an annual meeting is to change or rescind action by the Board of Directors to add to, alter, amend, repeal or suspend the Bylaws under Article XII, the notice of business by the stockholder must be received by the Secretary no earlier than the time prescribed above for stockholder notices and not after the later of the 10th day following public disclosure by Mercshares of the action of the Board of Directors or the 60th day prior to the meeting date.

     Public disclosure of a meeting date or action by Mercshares may be made by any general mailing to stockholders of record, by any filing with the Securities and Exchange Commission, or by public announcement or by other means reasonably calculated to constitute public disclosure.

     Each notice by a stockholder must provide the name and address of the stockholder and the number of shares of Common Stock of Mercshares which are beneficially owned by the stockholder. For matters other than proposals to nominate any person for election as a Director, the notice must include a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business. With respect to any stockholder proposal to nominate any person for election as a Director, the notice must include (i) the name, age, business address and residence address of the nominee, (ii) the nominee's principal occupation or employment, (iii) the number of shares of Common Stock of Mercshares which are beneficially owned by the nominee, and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy regulations under the Securities Exchange Act of 1934.

     Public disclosure of the date of the 2001 Annual Meeting was given in the Report on Form 10-Q filed by Mercshares with the Securities and Exchange Commission on November 13, 2000, and also was mailed to stockholders on February 9, 2001, in the Quarterly Report to stockholders for the period ended December 31, 2000. There were no notices of business proposed by stockholders for the Annual Meeting. Accordingly, no such proposals will be entertained at the Annual Meeting.


                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The Bylaws specify that the prior notice requirements described above are in addition to any other applicable requirements. Certain other requirements are described below.

     Any proposals of stockholders to be presented for inclusion in Mercshares proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Secretary of Mercshares at Two Hopkins Plaza, Baltimore, Maryland 21201 on or before November 23, 2001. Such proposals are subject to and must be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

     Rule 14a-4(c) under the Securities Exchange Act of 1934 would permit Mercshares to exercise discretionary proxy voting authority on any stockholder proposal made outside the process of Rule 14a-8 at the 2002 Annual Meeting unless the stockholder submits a notice of such proposal in compliance with Rule 14a-4(c). Mercshares believes that the Rule would require such a notice to be received by February 6, 2002.


                          ANNUAL REPORT OF MERCSHARES

     Copies of the Annual Report of Mercshares, for the year ended December 31, 2000, were mailed on or about March 23, 2001, to those persons who were record holders of stock of Mercshares on March 16, 2001, the record date referred to above.


                                 OTHER MATTERS

     Management knows of no other matters which will be presented at the Annual Meeting. However, if any other matter requires a vote, it is intended that the persons named in the enclosed proxy will have discretion to vote the shares represented thereby pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934.

     Mercshares will bear the cost of solicitation of proxies and may reimburse persons holding stock in their names, or in the names of their nominees, or otherwise, for reasonable expenses incurred in sending proxies and proxy solicitation materials to their principals. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, or by telephone, or telegram, by the officers and employees of Mercshares, without additional compensation to them.

     Mercshares has retained the firm of The Altman Group to assist in the solicitation activities referred to above for a fee of $5,500 plus expenses.

     ANY STOCKHOLDER EXECUTING THE ENCLOSED PROXY MAY REVOKE SUCH PROXY AT ANY TIME BEFORE IT IS EXERCISED.


                                        ALAN D. YARBRO
                                         General Counsel and Secretary

March 23, 2001

                                  APPENDIX A


                       MERCANTILE BANKSHARES CORPORATION
                            AUDIT COMMITTEE CHARTER



ORGANIZATION

This charter governs the activities of the Audit Committee of the Board of Directors of Mercantile Bankshares Corporation. The Committee shall review and reassess the charter at least annually and submit it for approval by the Board of Directors. The Committee shall be appointed by the Board of Directors and shall consist of at least three directors. The Committee shall meet the independence and experience requirements of the Nasdaq Stock Market as in effect from time to time.

STATEMENT OF POLICY

The Audit Committee shall oversee and monitor the participation of management and the independent auditors in the Corporation's financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Corporation's financial statements. In so doing, the Committee will maintain free and open communication among the Committee, independent auditors, the internal auditors, and management. The Committee shall have access to personnel of the Corporation and resources necessary to discharge its responsibilities. The policies and procedures of the Committee should remain flexible, in order to accommodate changing conditions.

RESPONSIBILITIES AND PROCESSES

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Corporation's shareholders. Annually, the Committee shall review and recommend to the Board the selection of the Corporation's independent auditors, which may be subject to shareholder approval. The Committee shall evaluate and, where appropriate, recommend replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board. There shall be active dialogue with the independent auditors concerning any disclosed relationships or services that may impact the objectivity and independence of the auditors and the taking or recommendation of action to oversee the auditors' independence.

o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the fees and adequacy of staffing. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of accounting and financial controls. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall require the independent auditors' review of the Corporation's unaudited quarterly financial statements and each Form 10-Q. The Committee will review items brought forward by the independent auditors.


o The Committee shall review with management and the independent auditors the financial statements to be included in the Corporation's Annual Report on Form 10-K, including their judgment about the quality, not limited to acceptability, of accounting principles. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o The Committee shall submit regular reports to the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those financial statements. Nor is it the duty of the Audit Committee to insure the adequacy of internal controls, to conduct investigations or to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.


                                   *********

                        MERCANTILE BANKSHARES CORPORATION
                                    P R O X Y
           This Proxy is Solicited on behalf of the Board of Directors

      The undersigned hereby appoints H. Furlong Baldwin and Alan D. Yarbro, and each of them, the proxies of the undersigned, with several powers of substitution, to act and vote at the Annual Meeting of Stockholders of Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, MD 21201 to be held on Wednesday, April 25, 2001, at 10:30 a.m., and at any and all adjournments thereof.

      The shares represented by this Proxy will be voted as directed or, if directions are not indicated, will be voted for the election of Directors and for ratification of the appointment of auditors. If a Director or nominee is unable to serve, the within Proxy may be voted for a substitute nominee.

      Receipt of notice of the meeting and Proxy Statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this Proxy. The undersigned hereby revokes all proxies heretofore given for said meeting and any adjournment thereof.

(Continued, and to be signed and dated, on reverse side.)



                                              MERCANTILE BANKSHARES CORPORATION
                                              P.O. BOX 11023
                                              NEW YORK, N.Y. 10203-0023

  [  ]

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors       FOR all nominees [ ]     WITHHOLD AUTHORITY to vote for [ ]    *EXCEPTIONS [ ]
                               listed below             all nominees listed below

Nominees: C. Archer, R. Berndt, W. Brody, E. Kelly, M. Plant, J. Shea. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

2. Ratification of appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for Mercshares.

   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

3. Upon such other matters as may properly come before the meeting.

                                                           Address Change  [ ]
                                                           and/or Comments

                                    Signature(s) should follow exactly the
                                    name(s) on the stock certificate. All
                                    co-owners should sign. Executors and
                                    Administrators may sign as such.
                                    Attorneys-in-fact should sign both names.
                                    Witness the hand and seal of the
                                    undersigned.

                                    Dated: _______________________________, 2001

                                    ____________________________________________
                                                       Signature
                                    ____________________________________________


Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

Votes MUST be indicated (X) in Black or Blue ink. [X]

                        MERCANTILE BANKSHARES CORPORATION
                                Two Hopkins Plaza
                            Baltimore, Maryland 21201

To The Stockholders:

AN IMPORTANT REMINDER. . .

The Annual Meeting of Stockholders of Mercantile Bankshares Corporation will be held on April 25, 2001.

Unless you return a proxy card, or attend the meeting and vote in person, your shares will not be voted at this meeting. If your proxy is in the mail, thank you for responding. If not, would you please take the time now to complete and mail the enclosed duplicate proxy card. A postage-paid envelope has been provided for your convenience.

                             YOUR VOTE IS IMPORTANT!
                             PLEASE ACT IMMEDIATELY!